Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-144281, 333-155355, 333-159126, 333-166349, 333-172838, 333-179625, 333-186764, 333-194010, 333-202221, 333-209310, and 333-225400 on Form S-8 and Registration Statement No. 333-226246 on Form S-1 of our report dated February 28, 2019 relating to the financial statements of comScore, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers), and of our report dated February 28, 2019 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
McLean, Virginia
February 28, 2019